UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2009

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

In 2005, the stockholders of UDR, Inc. (the "Company") approved the issuance of the Company’s Series F Preferred Stock to give voting rights to holders of limited partnership interests, or "OP Units," in the Company’s two operating partnerships, United Dominion Realty, L.P. and Heritage Communities, L.P. The Series F Preferred Stock, which is offered only to holders of OP Units, entitles its holders to one vote per share on each matter upon which the Company’s common stockholders are entitled to vote at stockholder meetings. The Series F Preferred Stock votes together as a single class with the Company’s common stock and other capital stock eligible to vote. The Series F Preferred Stock is not convertible or exchangeable into any other equity securities, and it does not entitle its holders to any other rights, privileges or preferences.

On March 23, 2009, the Company sold a total of 2,237,282 shares of its Series F Preferred Stock, without par value, to certain holders of OP Units who are accredited investors, at a purchase price of $0.0001 per share, for an aggregate purchase price of $223.73. Because the shares of Series F Preferred Stock were sold to accredited investors in transactions not involving a public offering, the transactions are exempt from registration under the Securities Act of 1933 in accordance with Section 4(2) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

March 25, 2009	By:	Warren L. Troupe

Name: Warren L. Troupe
Title: Senior Executive Vice President